EXHIBIT 10.75

AMENDMENT NO. 2 TO

THE SERIES 2021-MSRVF1 REPURCHASE AGREEMENT

This Amendment No. 2 to the Series 2021-MSRVF1 Repurchase Agreement (as defined below), is entered into as of December 29, 2021 and effective as of January 1, 2022 (the “Effective Date”) (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Administrative Agent”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“CSCIB” or the “Buyer”) and PENNYMAC LOAN SERVICES, LLC (“PLS” or the “Seller”) and acknowledged by PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as guarantor (the “Guarantor”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Series 2021-MSRVF1 Repurchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Administrative Agent, the Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of April 28, 2021 (as amended by Amendment No. 1, dated September 8, 2021, and as may be amended, restated, supplemented or otherwise modified from time to time, the “Series 2021-MSRVF1 Repurchase Agreement”), by and among the Administrative Agent, the Buyer and the Seller;

WHEREAS, the Administrative Agent, the Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Series 2021-MSRVF1 Repurchase Agreement be amended to reflect the certain agreed upon revisions to the terms of the Series 2021-MSRVF1 Repurchase Agreement;

WHEREAS, the Guarantor is party to that certain Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “VFN Repo Guaranty”), dated as of April 28, 2021 by the Guarantor in favor of the Buyer;

WHEREAS, as a condition precedent to amending the Series 2021-MSRVF1 Repurchase Agreement, the Buyer has required the Guarantor to ratify and affirm the VFN Repo Guaranty on the date hereof;

WHEREAS, PFSI ISSUER TRUST - FMSR, as issuer (the “Issuer”), Citibank, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”), as calculation agent (in such capacity, the “Calculation Agent”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”), PLS, as administrator (in such capacity, the “Administrator”) and as servicer (in such capacity, the “Servicer”), and the Administrative Agent are parties to that certain Base Indenture, dated as of April 28, 2021 (as may be amended, restated, supplemented, or otherwise modified from time to time, the “Base Indenture”), as supplemented by the Series 2021-MSRVF1 Indenture Supplement, dated as April 28, 2021 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Series 2021-MSRVF1 Indenture Supplement”);

WHEREAS, pursuant to Section 10.3(e)(iii) of the Base Indenture, so long as any Note is Outstanding and until all obligations have been paid in full, PLS shall not consent to any amendment, modification or waiver of any term or condition of any Transaction Document, without the prior written consent of the Administrative Agent; and

WHEREAS, the Series 2021-MSRVF1 Repurchase Agreement is a Transaction Document.

NOW THEREFORE, the Administrative Agent, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Series 2021-MSRVF1 Repurchase Agreement is hereby amended as follows:

SECTION 1.Amendment to the Series 2021-MSRVF1 Repurchase Agreement. As of the Effective Date, Section 1.01 of the Series 2021-MSRVF1 Repurchase Agreement is hereby amended by deleting the definition of “Base Rate” in its entirety and adding, in proper alphabetical order, the following definitions:

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (i) the Daily Simple SOFR, plus (ii) the applicable Benchmark Adjustment.

“Base Rate” means the greater of (a) the Benchmark or (b) 0.25%.

“Benchmark” means, with respect to any date of determination, the Adjusted Daily Simple SOFR or, if applicable, a Benchmark Replacement Rate. It is understood that the Benchmark shall be adjusted on a daily basis.

“Benchmark Adjustment” means, for any day, the spread adjustment for such Price Differential Period that has been selected or recommended by the Relevant Governmental Body for the tenor of 1 month. For the avoidance of doubt, the “Benchmark Adjustment” means, for any day, the value as reported on the display designated as “YUS0001M” on Bloomberg, or such other display as may replace “YUS0001M.”

“Benchmark Administration Changes” means, with respect to the Benchmark (including any Benchmark Replacement Rate), any technical, administrative or operational changes (including without limitation changes to the timing and frequency of determining rates and making payments of interest, length of lookback periods, and other administrative matters as may be appropriate, in the sole and good faith discretion of Administrative Agent, to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Benchmark exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Rate” means with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected in the sole and good faith discretion of Administrative Agent, giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-

denominated repurchase facilities and (ii) the related Benchmark Administration Changes; provided that, no such Benchmark Replacement Rate as so determined would be less than 0%.

“Benchmark Transition Event” means a determination by Administrative Agent in its sole and good faith discretion that, by reason of circumstances affecting the relevant market, (i) adequate and reasonable means do not exist for ascertaining the Benchmark, (ii) the applicable Benchmark is no longer in existence, (iii) continued implementation of the Benchmark is no longer administratively feasible or no significant market practice for the administration of the Benchmark exists, (iv) the Benchmark will not adequately and fairly reflect the cost to Buyer of purchasing or maintaining Purchased Assets or (v) the administrator of the applicable Benchmark or a Relevant Governmental Body having jurisdiction over Buyer or Administrative Agent has made a public statement identifying a specific date after which the Benchmark shall no longer be made available or used for determining the interest rate of loans or other extensions of credit.

“Daily Simple SOFR” means, for any day, SOFR, with conventions (including, without limitation, a lookback) established by the Administrative Agent in its sole and good faith discretion; provided that, if the Administrative Agent determines that any such convention is not administratively, operationally, or technically feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its sole and good faith discretion.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

SECTION 2.Reaffirmation of VFN Repo Guaranty. The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the VFN Repo Guaranty and acknowledges and agrees that the term “Obligations” as used in the VFN Repo Guaranty shall apply to all of the Obligations of the Seller to the Buyer under the Series 2021-MSRVF1 Repurchase Agreement, the related pricing side letter and side letter agreement and the related Program Agreements, as amended hereby.

SECTION 3.Conditions Precedent. This Amendment shall become effective as of the date hereof upon receipt of this Amendment by the Administrative Agent on behalf of the Buyer, executed and delivered by the duly authorized officers of the Administrative Agent, the Buyer and the Seller.

SECTION 4.Representations and Warranties. The Seller hereby represents and warrants to the Administrative Agent and the Buyer that it is in compliance with all the terms and provisions set forth in the Series 2021-MSRVF1 Repurchase Agreement, the related pricing side letter and the side letter agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Article III of the Series 2021-MSRVF1 Repurchase Agreement.

SECTION 5.Limited Effect. Except as expressly amended and modified by this Amendment, the Series 2021-MSRVF1 Repurchase Agreement, the related pricing side letter and the side letter agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 6.Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. The parties agree that this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service with appropriate document access tracking, electronic signature tracking and document retention.

SECTION 7.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8.GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER, CAUSE OF ACTION OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO (WHETHER IN CONTRACT, TORT OR OTHERWISE) WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (INCLUDING STATUTES OF LIMITATIONS AND OTHER PROCEDURAL LAWS THEREOF), WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURES FOLLOW.]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE
CAPITAL LLC, as Administrative Agent

By:	/s/ Dominic Obaditch
Name:	Dominic Obaditch
Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as Buyer and as 100% of the VFN
Noteholder of the Outstanding Notes

By:	/s/ Dominic Obaditch
Name: Dominic Obaditch
Title: Authorized Signatory

By:	/s/ Margaret Dellafera
Name:	Margaret Dellafera
Title:	Authorized Signatory

[PFSI Issuer Trust – FMSR – Amendment No. 2 to Series 2021-MSRVF1 Repurchase Agreement]

PENNYMAC LOAN SERVICES, LLC, as Seller

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

[PFSI Issuer Trust – FMSR – Amendment No. 2 to Series 2021-MSRVF1 Repurchase Agreement]

PRIVATE NATIONAL MORTGAGE
ACCEPTANCE COMPANY, LLC, as Guarantor

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

[PFSI Issuer Trust – FMSR – Amendment No. 2 to Series 2021-MSRVF1 Repurchase Agreement]